Exhibit 99.1

Boston Communications Group, Inc. Announces Additional Staff

Determination Letter from Nasdaq

Bedford, Mass., May 23, 2007 – Boston Communications Group, Inc. (Nasdaq: BCGI), a leading provider of solutions to mobile operators and MVNOs worldwide, today announced that on May 17, 2007, as expected, it received from Nasdaq an Additional Staff Determination letter indicating that the Company is not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4310(c)(14) due to the delay in filing the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

On May 16, 2007, the Company filed a Form 12b-25 with the Securities and Exchange Commission reporting that it had delayed filing its Quarterly Report on Form 10-Q pending the completion of its review and restatement of its historical financial statements. The Company intends to file its restated financial statements, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, as soon as practicable. The Company is working diligently toward the completion of its restated financial statements and the filing of its periodic reports with the Securities and Exchange Commission to regain compliance with Nasdaq’s listing requirements, but there can be no assurance about any specific filing date. The Panel decision that was called for review by the Nasdaq Listing and Hearing Review Council (the “Listing Council”) was dated January 9, 2007. As such, the Company understands that the Listing Council’s discretion to stay the decision of the Nasdaq Listing Qualifications Panel, discussed below, will be exhausted as of July 8, 2007. While the Company continues to believe that the process can be completed before that time and will make every effort to do so, due to the complexities of the restatement process, no assurance can be given that we will be able to meet that goal.

As previously announced, Nasdaq initially informed the Company in a Staff Determination letter dated August 17, 2006 that the Company was not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4310(c)(14) due to the delay in filing the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. On February 7, 2007, the Nasdaq Listing and Hearing Review Council (the “Listing Council”) stayed the earlier decision by the Nasdaq Listing Qualifications Panel to suspend trading of the Company’s securities pending further action by the Listing Council. On April 4, 2007, Nasdaq informed the Company in an Additional Staff Determination letter that the Company was not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4310(c)(14) due to the delay in filing the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The Company’s common stock will remain listed on the Nasdaq Global Market until the Listing Council action described above. There can be no assurance that the Company’s common stock will continue to be listed on the Nasdaq stock market.

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About bcgi

bcgi delivers innovative products and services that enable mobile operators and MVNOs worldwide to differentiate their offerings and increase market penetration while reducing costs. Founded in 1988, bcgi is a leader in identifying and addressing new market needs with proven solutions, including prepaid and postpaid billing, payments and access management. For more information, visit www.bcgi.net.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the continued listing of the Company’s common stock on the Nasdaq stock market and the filing of reports with the Securities and Exchange Commission. Such statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Among the important factors that would cause actual results to differ materially from those indicated by such forward-looking statements are potential delays in the Company’s restatement of its historical financial statements, the Company’s ability to file required reports with the Securities and Exchange Commission, and the actions of the Nasdaq Listing Council, as well as the other factors that may affect future operating results described in the Company’s Form 10-Q for the three months ended March 31, 2006 filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any of the forward-looking statements after the date of this press release.

Press Contact:

Patricia Travaline

781.904.5153

ptravaline@bcgi.net